SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934


    Date of Report (Date of earliest event reported)   July 31, 1997
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                         COVEST BANCSHARES, INC.
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         (Exact name of registrant as specified in its charter)

    DELAWARE                     0-20160                  36-3820609
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(State or other                (Commission             (I.R.S. Employer
 jurisdiction                  File Number)          Identification No.)
of incorporation)


              749 Lee Street, Des Plaines, Illinois  60016
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          (Address of principal executive offices) (Zip Code)


   Registrant's telephone number, including area code  (847) 294-6500
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Item 5.    Other Events


On Wednesday, July 30, 1997, the Company issued a press release pertaining to the adoption of a Shareholders' Rights Plan.
The text of the press release is attached hereto as Exhibit 99.1.


Dated: July 30, 1997








                     SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 30, 1997  COVEST BANCSHARES, INC.



                        By: /S/ Larry G. Gillie
                        Name:   Larry G. Gillie
                        Title:  President &
                                Chief Executive Officer


                        By:/s/  Paul A. Larsen
                        Name:   Paul A. Larsen
                        Title:  Senior Vice President &
                                Chief Financial Officer





















Item 7     EXHIBIT 99.1

COVEST BANCSHARES, INC. ADOPTS SHAREHOLDERS' RIGHTS PLAN

DES PLAINES, IL, July 30, 1997 - CoVest Bancshares, Inc.
(Nasdaq/COVB), the parent company of CoVest Banc, announced today that it has adopted a Shareholders' Rights Plan. The Plan is intended to discourage persons, groups and entities from acquiring large stakes in CoVest or making a tender offer without first discussing their intentions with CoVest's Board of Directors.

The Plan provides for the distribution of one Right on August 25, 1997, for each share of CoVest's outstanding common stock as of August 11, 1997. The Rights have no immediate economic value to shareholders because they cannot be exercised unless and until a person, group or entity acquires 15% or more of CoVest's common stock or announces a tender offer. The Plan also permits CoVest's Board of Directors to redeem the Rights for one cent each under various circumstances.

In general, the Rights Plan provides that if a person, group or entity acquires a 15% or larger stake in CoVest or announces a tender offer, and CoVest's Board chooses not to redeem the Rights, all holders of Rights, other than the 15% shareholder or the tender offeror, will be able to purchase a certain amount of CoVest's common stock for half of its market price.

Larry G. Gillie, CoVest's President, said "The Rights Plan was adopted simply as a precautionary measure to better position
CoVest's shareholders to realize the long term value of their investment, and to provide an additional level of protection against coercive or abusive tactics. Studies have shown that Rights Plans can enhance shareholder value in a variety of ways. That is why hundreds of publicly-held companies have adopted them."

Gillie also said that the Rights Plan was not adopted in response to any specific event or circumstance. The Rights will expire no later than ten years from the date of the Plan's adoption. The creation of the Rights is not a taxable event for CoVest's shareholders.

As of June 30, 1997, CoVest Bancshares, Inc. had consolidated assets of $536.4 million. The bank operates three full-service offices in Arlington Heights, Des Plaines and Schaumburg.